As filed with the Securities and Exchange Commission on January 24, 1997

                                                       Registration No. 333-7775
--------------------------------------------------------------------------------
                       Securities And Exchange Commission
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 2

                        PARAGON ACQUISITION COMPANY, INC.
             (Exact Name of registrant as specified in its charter)


           Delaware
(State or other jurisdiction of
incorporation or organization)

                                   13-3895049
                      (I.R.S. Employer Identification No.)
                                 277 Park Avenue
                            New York, New York 10172
                                 (212) 941-1400
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                                    6770 (a blank check company)
                                                          (Primary Standard
                                                     Industrial Classification
                                                            Code Number)



                          Mitchell A. Kuflik, President
                        Paragon Acquisition Company, Inc.
                                 277 Park Avenue
                            New York, New York 10017
                                 (212) 941-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies To:
                             Lane Altman & Owens LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                         Attn: Joseph F. Mazzella, Esq.

        Approximate date of commencement of proposed sale to the public:

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.



  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box. [X]


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.



                                            CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                         Proposed          Proposed
                                                                          Maximum          Maximum
                                                          Amount to       Offering         Aggregate
Title of Each Class of                                       be          Price Per         Offering           Amount of
Securities to be Registered                              Registered        Share           Price(2)       Registration Fee
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock, $.01 par value, to be
Distributed as a Dividend                                  514,191(1)    $ .04(1)(2)     $ 20,567.64(1)        $ 7.09(1)
--------------------------------------------------------------------------------------------------------------------------
Subscription Rights, no par value, exercisable to
purchase two (2) shares of Common Stock                  3,414.191        -0- (1)        $   -0-                  -0-
--------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value, issuable upon
the exercise of Subscription Rights..............        6,828,382        $1.00          $  6,828,382.00       $2,354.61
--------------------------------------------------------------------------------------------------------------------------
TOTAL...........................................................................         $  6,848,949.60       $2,361.70
--------------------------------------------------------------------------------------------------------------------------

(1)  Based upon the maximum  number of shares of Common Stock of Paragon  estimated to be  distributed  per share as a dividend.  No consideration will be paid for the Common Stock or for the Subscription Rights to be distributed as a dividend.

(2)  Estimated  solely for the purpose of calculating the  registration  fee.  Represents the estimated book value of Paragon at the time of the Distribution.

----------------------






                        PARAGON ACQUISITION COMPANY, INC.

                              CROSS REFERENCE SHEET


                    Between Items in Form S-1 and Prospectus
                    Pursuant to Item 501(b) of Regulation S-K


                 Form S-1 Item Number and Caption                         Location or Caption in Prospectus
                 --------------------------------                         ---------------------------------

1.     Forepart of The Registration Statement and
           Outside Front Cover Page of Prospectus................      Facing Page of the Registration Statement;
                                                                       Outside Front Cover Page

2.     Inside Front and Outside Back Cover Pages
           of Prospectus.........................................      Inside Front Cover Page

3.     Summary Information, Risk Factors and Ratio
           of Earnings to Fixed Charges..........................      Summary; Risk Factors; Not Applicable

4.     Use of Proceeds...........................................      Use of Proceeds

5.     Determination of Offering Price...........................      Not Applicable

6.     Dilution   ...............................................      Dilution

7.     Selling Security Holders..................................      Not Applicable

8.     Plan of Distribution......................................      Outside Front Cover page; Summary;
                                                                       Introduction; The Distribution

9.     Description of Securities to be Registered................      Outside Front Cover Page; Summary; The
                                                                       Distribution; Capitalization; Description of
                                                                       Capital Stock

10.    Interests of Named Experts and Counsel....................      Legal Counsel; Experts

11.    Information with Respect to the Registrant................      Summary; Introduction; Risk Factors; The
                                                                       Distribution; Relationship Between St.
                                                                       Lawrence and Paragon After the Distribution;
                                                                       Dividend Policy; Capitalization; Selected
                                                                       Financial Data; Unaudited Pro Forma Financial
                                                                       Statements; Management's Discussion and
                                                                       Analysis of Financial Condition and Results of
                                                                       Operations; Business; Management

12.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities............      Not Applicable






                  SUBJECT TO COMPLETION, dated January 24, 1997


                        PARAGON ACQUISITION COMPANY, INC.

                 514,191 Shares of Common Stock and Subscription
               Rights to Purchase 6,828,382 Shares of Common Stock
                  Issuable upon Exercise of Subscription Rights

PROSPECTUS


         This Prospectus is being furnished to holders of Common Stock of The St. Lawrence Seaway Corporation ("St. Lawrence") by Paragon Acquisition Company, Inc. ("Paragon") in connection with the distribution (the "Distribution") to them of (i) 514,191 shares of Common Stock, par value $.01 per share (the "Shares") of Paragon, and (ii) 514,191 non-transferable rights (the "Subscription Rights") to purchase two (2) additional Shares of Paragon. See "The Distribution.". In the Distribution, each St. Lawrence stockholder will receive one Paragon Share and one Subscription Right for each share of St. Lawrence common stock owned, or which is subject to exercisable options and warrants, as of February___, 1997 (the "Record Date"). The Shares were purchased by St. Lawrence on February___, 1997 for aggregate consideration of $5,141. Neither St. Lawrence nor Paragon will receive any cash or other proceeds from the Distribution, and St. Lawrence stockholders will not make any payment for the Shares and Subscription Rights. Paragon may receive proceeds upon the exercise of Subscription Rights in the future. See "The Distribution."

         The balance of 2,900,000 (85%) of the currently outstanding Shares of Paragon are owned by PAR Holding Company, LLC, a Delaware limited liability company ("PAR Holding") and were acquired for a purchase price of $.05 per share, or $150,000 (the "Initial Capital"). See "The Company" and "Certain Transactions". The Initial Capital will be utilized for the costs of organization of Paragon, the registration of the Shares and Subscription Rights, and for general corporate purposes. This Prospectus, and the Registration Statement of which it is a part, is also being used in connection with the distribution to PAR Holding of one Subscription Right for each Share owned by PAR Holding, or, a total of 2,900,000 Subscription Rights, exercisable on the same terms and conditions as applicable to St. Lawrence stockholders. See "The Distribution."


         The Subscription Rights will not be exercisable until after Paragon has identified and described a Business Combination (as defined herein) in a post-effective amendment to this Prospectus (the "Post-Effective Amendment"). See "The Distribution - Escrow of Securities and Funds; Post-Effective Amendment." If and when they become exercisable, the Subscription Rights will entitle the holder thereof to purchase from Paragon two (2) authorized but heretofore unissued Shares of Paragon for each Subscription Right held. The purchase price under the Subscription Rights will be established by Paragon at the time a Business Combination is identified in the Post-Effective Amendment, and will be not more than $2.00 per Subscription Right. See "The Distribution - Securities to be Distributed." Stockholders who fully exercise their Subscription Rights (other than PAR Holding) will be entitled to the additional privilege of subscribing, subject to certain limitations, for any Shares subject to unexercised Subscription Rights. See "Over-Subscription Privilege."

         THIS OFFERING WILL BE CONDUCTED IN ACCORDANCE WITH RULE 419 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THE SHARES, AND ANY SHARES ISSUED UPON EXERCISE OF SUBSCRIPTION RIGHTS, WILL BE HELD IN ESCROW AND ARE NON-TRANSFERABLE BY THE HOLDER THEREOF UNTIL AFTER THE COMPLETION OF A BUSINESS COMBINATION (AS DEFINED HEREIN) IN COMPLIANCE WITH RULE 419. THE
SUBSCRIPTION RIGHTS SHALL ALSO BE HELD IN THE ESCROW ACCOUNT AND ARE NON-TRANSFERABLE BY THEIR TERMS. WHILE HELD IN THE ESCROW ACCOUNT, THE SHARES MAY NOT BE TRADED OR TRANSFERRED. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419"). THE NET PROCEEDS FROM THE EXERCISE OF THE SUBSCRIPTION RIGHTS WILL REMAIN IN AN ESCROW ACCOUNT SUBJECT TO RELEASE UPON CONSUMMATION OF A BUSINESS COMBINATION THAT HAS BEEN DESCRIBED IN A POST-EFFECTIVE AMENDMENT. SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419."

         The Distribution will be made as of the effective date of this Prospectus (the "Distribution Date"). It is expected that certificates evidencing Shares and Subscription Forms will be deposited into the escrow account on or about February___, 1997. There is no current public trading market for the Shares and none is expected to develop, if at all, until after the consummation of a Business Combination and the release of the Shares from escrow.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



--------------------------------------------------------------------------------------------------------------------
                                                                     UNDERWRITING DISCOUNTS
                                       MAXIMUM PRICE TO PUBLIC (1)       AND COMMISSIONS         PROCEEDS TO COMPANY
--------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DISTRIBUTED AS
DIVIDEND                                 $        0.00                        -0-                $        0.00
--------------------------------------------------------------------------------------------------------------------
PER EXERCISE OF SUBSCRIPTION RIGHT       $        2.00(2)                     -0-                $        2.00
--------------------------------------------------------------------------------------------------------------------
TOTAL                                    $6,828,382.00                        -0-                $6,828,382.00
--------------------------------------------------------------------------------------------------------------------


(1)  No consideration will be paid by St. Lawrence Stockholders in connection with the Distribution of the Shares and the Subscription Rights.
(2)  Based upon the maximum exercise price per Subscription Right.



NO STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                                   ----------

                The date of this Prospectus is February___, 1997.









PARAGON HAS MADE APPLICATION TO REGISTER THE DISTRIBUTION OF SHARES AND NON-TRANSFERABLE SUBSCRIPTION RIGHTS IN THE STATE OF NEW YORK, HAS RECIEVED AN EXEMPTION FROM REGISTRATION IN THE STATE OF INDIANA, AND IS RELYING UPON SELF-EXECUTING EXEMPTIONS IN THE STATES OF ALASKA, ALABAMA, ARIZONA, ARKANSAS, CONNECTICUT, FLORIDA, GEORGIA, ILLINOIS, KANSAS, KENTUCKY, LOUISIANA, MARYLAND, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEVADA, NEW JERSEY, NEW MEXICO, NORTH CAROLINA, OKLAHOMA, OREGON, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, VIRGINIA, WASHINGTON AND WISCONSIN ("INITIAL DISTRIBUTION STATES"). IN ADDITION, PARAGON WILL MAKE AN EFFORT TO REGISTER OR OBTAIN AN EXEMPTION FROM REGISTRATION FOR THE DISTRIBUTION TO ST. LAWRENCE SHAREHOLDERS RESIDING IN THE STATES OF CALIFORNIA, COLORADO, OHIO AND PENNSYLVANIA, THE FOUR REMAINING STATES IN WHICH ST. LAWRENCE SHAREHOLDERS RESIDE. SHARES AND SUBSCRIPTION RIGHTS WHICH ARE NOT TRANSFERABLE TO ST. LAWRENCE SHAREHOLDERS IN THE STATES OF CALIFORNIA, COLORADO, OHIO AND PENNSYLVANIA BECAUSE OF RESTRICTIONS APPLICABLE UNDER THE BLUE SKY LAWS OF SUCH SHAREHOLDERS' STATES OF RESIDENCE WILL BE HELD IN A SEPERATE LOCK-UP ESCROW ACCOUNT MAINTAINED BY CONTINENTAL STOCK TRANSFER AND TRUST COMPANY (THE "ESCROW AGENT") PURSUANT TO THE TERMS AND CONDITIONS OF RULE 419 AND A BLUE SKY LOCK-UP ESCROW AGREEMENT BETWEEN ST. LAWRENCE, PARAGON AND THE ESCROW AGENT (SEE "RISK FACTORS-SHARES SUBJECT TO BLUE SKY LOCK-UP ESCROW AGREEMENT"). IN ORDER TO RECEIVE SHARES AND SUBSCRIPTION RIGHTS IN THE DISTRIBUTION, STOCKHOLDERS MUST BE RESIDENTS OF THE INITIAL DISTRIBUTION STATES. PERSONS WHO ARE NOT RESIDENTS OF THE INITIAL DISTRIBUTION STATES WILL NOT RECEIVE SHARES OR SUBSCRIPTION RIGHTS UNTIL DISTRIBUTION TO SUCH PERSONS CAN BE MADE IN COMPLIANCE WITH STATE BLUE SKY LAWS APPLICABLE TO SUCH PERSONS (SEE "RISK FACTORS-LIMITED STATE REGISTRATION; RESTRICTED RESALES OF THE SECURITIES"; AND "SHARES SUBJECT TO BLUE SKY LOCK-UP ESCROW AGREEMENT"). AS INDICATED ABOVE, THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF RULE
419. WHILE HELD IN THE ESCROW ACCOUNTS, RULE 15G-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNTS. PURCHASERS OF SHARES IN ANY SECONDARY TRADING MARKET WHICH MAY DEVELOP AFTER A BUSINESS COMBINATION HAS BEEN CONSUMMATED AND THE SHARES RELEASED FROM ESCROW, MUST BE RESIDENTS OF THE INITIAL DISTRIBUTION STATES. PARAGON WILL SEEK TO OBTAIN QUALIFICATION FOR RESALES OF THE SHARES IN AS MANY JURISDICTIONS AS POSSIBLE, OR TO QUALIFY THE SHARES FOR EXEMPTIONS WHICH WILL PERMIT THEIR RESALE, AND TO ADVISE PARAGON SHAREHOLDERS OF RESALE LIMITATIONS IN THE POST-EFFECTIVE AMENDMENT THAT DESCRIBES A TARGET BUSINESS AND PROPOSED BUSINESS COMBINATION.



                              AVAILABLE INFORMATION


Paragon has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding Paragon and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. After the Distribution, Paragon will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Securities and Exchange Commission ("SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661-2511. Such material can also be inspected


                                      iii




at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained by mail at prescribed rates. Request should be directed to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


Paragon intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.



                                       iv






                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein. Capitalized terms not defined in this Summary are defined elsewhere in this Prospectus.


DISTRIBUTED COMPANY             Paragon Acquisition  Company,  Inc.  ("Paragon")
                                was  formed  on  June  19,  1996 to  serve  as a
                                vehicle to seek and effect a merger, exchange of
                                capital  stock,   asset   acquisition  or  other
                                business combination (a "Business  Combination")
                                with   an   operating    business   (a   "Target
                                Business").   PAR  Holding  Company,  LLC  ("PAR
                                Holding") has contributed $150,000 to Paragon in
                                exchange  for  2,900,000  shares of Common Stock
                                (the "Shares")  which funds will be used for the
                                costs  of  the  organization  of  Paragon,   the
                                Distribution,   the  Registration  Statement  of
                                which this Prospectus is a part, and for general corporate purposes. The owners and officers of PAR Holding are the principal officers and directors of Paragon, and, therefore, will be principally responsible for seeking, evaluating and consummating a Business Combination with a Target Company.


DISTRIBUTING COMPANY            On February___,  1997, The St.  Lawrence  Seaway
                                Corporation ("St.  Lawrence")  purchased 514,191
                                Shares of Paragon for a price of $.01 per Share,
                                and is distributing  such Shares to St. Lawrence
                                stockholders    to   provide   them   with   the
                                opportunity  to  participate  in  ownership of a
                                Target  Business with which Paragon may effect a
                                Business   Combination.   (See  "The  Company  -
                                Reasons  for  the   Distribution".)   After  the
                                Distribution, St. Lawrence will continue to be a
                                publicly-owned   company  with   operations  and
                                management   separate   and   independent   from
                                Paragon.


BUSINESS PURPOSE OF PARAGON     Paragon  was  established  to  acquire  a Target
                                Business primarily located in the United States,
                                but  its  efforts  will  not  be  limited  to  a
                                particular industry. (See "The Company - Reasons
                                for the  Distribution".)  In  seeking  a  Target
                                Business,   Paragon   will   consider,   without
                                limitation,   businesses   which  (i)  offer  or
                                provide  services  or  develop,  manufacture  or
                                distribute goods in the United States or abroad,
                                including,  without limitation, in the following
                                areas:   health   care  and   health   products,
                                educational  services,  environmental  services,
                                consumer    related    products   and   services
                                (including   amusement,   food  service   and/or
                                recreational services),  personal care services,
                                voice  and  data   information   processing  and
                                transmission and related technology development,
                                (ii)  is   engaged   in   wholesale   or  retail
                                distribution,  or (iii) engages in the financial
                                services  or  similar  industries.  Paragon  has
                                agreed to the terms of the Distribution with the
                                purpose of expanding the number and diversity of
                                its shareholders and thereby make Paragon a more
                                attractive  vehicle  for a merger  with a Target
                                Business.   Paragon   has  no   present   plans,
                                proposals,    agreements,    understandings   or
                                arrangements   to  acquire  or  merge  with  any
                                specific business or company, and it has not identified any specific business or company for investigation and evaluation. Paragon may, under certain circumstances, seek to effect Business
                                Combinations with more than one Target Business.

SECURITIES TO BE DISTRIBUTED    St. Lawrence will distribute to its stockholders
                                514,191    Shares   of   Paragon   and   514,191
                                non-transferrable      Subscription      Rights.
                                Simultaneously  with  the  distribution  to  St.
                                Lawrence stockholders, Paragon will distribute


                                        1




                                2,900,000 non-transferrable Subscription Rights to PAR Holding which currently owns 2,900,000 Shares of Paragon, which Subscription Rights are identical in all terms and conditions to those being distributed to St. Lawrence stockholders. The Subscription Rights entitle the holder to purchase two (2) Shares of Paragon for each Subscription Right held for a purchase price to be established by Paragon's Board of Directors at the time a proposed Business Combination is described in a Post-Effective Amendment, such price to be not more than $2.00 per Subscription Right (the "Subscription Price").

                                St. Lawrence stockholders will not be required to pay any cash or other consideration for the Shares or Subscription Rights received in the Distribution, or take any other action in order to receive the Shares and Subscription Rights. The Distribution will not effect the number of outstanding shares of St. Lawrence common stock held by such stockholder. No vote of St. Lawrence stockholders is required.

DISTRIBUTION CONDUCTED          The  Company  is  a  blank  check   company  and
IN COMPLIANCE WITH RULE 419     consequently    this   Distribution   is   being
                                conducted in compliance  with Rule 419 under the
                                Securities Act of 1933. Accordingly,  holders of
                                Paragon  Shares  and  Subscription  Rights  have
                                certain rights and will receive the  substantive
                                protection  provided  by the Rule.  To that end,
                                the Shares distributed  hereunder,  Shares to be
                                acquired  upon  the  exercise  of   Subscription
                                Rights,    and    the    Subscription     Rights
                                (hereinafter,  the "Escrowed  Securities")  will
                                all be deposited into an escrow account until an
                                acquisition   meeting   specific   criteria   is
                                completed.    The   Subscription    Rights   are
                                non-transferrable  and will either be  exercised
                                or  expire  while  held  in  escrow.  The  funds
                                received  upon exercise of  Subscription  Rights
                                also  will be  deposited  in an  escrow  account
                                ("Escrowed   Funds").    Before   the   Escrowed
                                Securities  can be released to the  Stockholders
                                and  Escrowed  Funds can be released to Paragon,
                                Paragon is required  to update its  registration
                                statement with a post-effective  amendment; and,
                                within  five  days  from  the   effective   date
                                thereof,   Paragon   is   required   to  furnish
                                Stockholders   with  the   Prospectus   produced
                                thereby   containing  the  terms  regarding  the
                                exercise    of    Subscription    Rights,    the
                                Subscription Price and information regarding the
                                proposed acquisition candidate and its business,
                                including  audited  financial   statements.   In
                                accordance with Rule 419, Stockholders will have
                                no fewer  than 20 and no more  than 45  business
                                days   from   the   effective    date   of   the
                                post-effective amendment to decide to exercise their Subscription Rights upon the terms set forth in the post effective amendment. The right of a Stockholder to exercise Subscription Rights held by him or her will automatically expire within said time frame. If Paragon does not complete an acquisition meeting the specified criteria, none of the Escrowed Securities will be issued and Escrowed Funds, if any, will be returned to subscribers. (See "Investors' Rights and Substantive Protection under Rule 419" and
                                "The Distribution.")


DISTRIBUTION RATIO              One Share and one  Subscription  Right for every
                                one share of St. Lawrence common stock, owned, or subject to exercisable warrants or options, as of the Record Date, and one Subscription
                                Right for every one share of Paragon owned by PAR Holding.




                                        2





DISTRIBUTION AGENT, TRANSFER    Continental  Stock  Transfer and  Trust  Company
AGENT AND ESCROW AGENT          Telephone:  (212) 509-4000


FEDERAL INCOME TAX              The receipt of Shares and Subscription Rights is
CONSEQUENCES                    expected to be taxable  for  federal  income tax
                                purposes to the St. Lawrence stockholders. The income tax considerations applicable to the Distribution are discussed under "Federal Income
                                Tax Consequences of the Distribution."


RELATIONSHIP BETWEEN            St. Lawrence will have no stock ownership in the
ST. LAWRENCE AND PARAGON        Company  after  the  Distribution  except to the
AFTER THE DISTRIBUTION          extent that certain  Shares are not  immediately
                                distributable   to  St.  Lawrence   stockholders
                                because of regulatory or other limitations.  See
                                "Risk    Factors-Limited   State   Registration;
                                Restricted  Resales of Securities";  and "Shares
                                Subject to Blue Sky  Lock-Up  Escrow Agreement."
                                St. Lawrence will hold such Shares in a seperate
                                lock-up escrow account  maintained by the Escrow
                                Agent  pursuant to the terms and  conditions  of
                                Rule 419 and Paragon will  undertake  reasonable
                                efforts to obtain an exemption from registration
                                for the  distribution  of  Shares  to those  St.
                                Lawrence  Shareholders.  St.  Lawrence  will not
                                vote,  sell,  pledge  hypothecate  or  otherwise
                                dispose of the Shares while such Shares are held
                                by it in the lock-up escrow  account.  See "Risk
                                Factors-Shares   Subject  to  Blue  Sky  Lock-Up
                                Escrow Agreement".



PRINCIPAL STOCKHOLDERS          After the Distribution St. Lawrence stockholders
                                will own 514,191 Shares of Paragon (15% of Paragon Shares), and 514,191 Subscription Rights to purchase an additional 1,028,382 Shares. PAR
                                Holding  currently owns 2,900,000 Shares (85% of
                                Paragon Shares) and after the Distribution will own 2,900,000 Subscription Rights to purchase an additional 5,800,000 Shares.


RISK FACTORS                    The Shares and Subscription  Rights  distributed
                                hereby  involve a high degree of risk.  There is
                                no public  market  for the  Shares and no public
                                market is expected  to develop  until such time,
                                if  ever,   that  a  Business   Combination   is
                                completed  and  the  Shares  are  released  from
                                escrow.  There can be no assurance that a public
                                market  will   develop  or   continue   for  any
                                sustained  period of time after  completion of a
                                Business Combination. Other risk factors include
                                but  are  not  limited  to:  Paragon's  lack  of
                                operating  history  and  limited  resources  and
                                intense   competition   in  selecting  a  Target
                                Business and  effecting a Business  Combination.
                                See "Risk Factors and "Use of Proceeds".


REPORTING OBLIGATIONS           After the Distribution,  Paragon will be subject
                                to  the   informational   requirements   of  the
                                Securities Exchange Act of 1934 ("Exchange Act")
                                and in  accordance  therewith  will file reports
                                and other  information  with the  Securities and
                                Exchange  Commission  ("SEC").   Reports,  proxy
                                statements  and other  information  filed by the
                                Company  can  be  inspected  and  copied  at the
                                public   reference   facilities   of  the   SEC,
                                Judiciary   Plaza,   450  Fifth  Street,   N.W.,
                                Washington, D.C. 20549, as well as the following
                                Regional  Offices:  7 World Trade Center,  Suite
                                1300, New York, N.Y. 10048; and Citicorp Center,
                                500 West Madison  Street,  Suite 1400,  Chicago,
                                Ill. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest,
                                Pacific and Philadelphia Stock Exchanges. Copies can be obtained by mail at prescribed rates.
                                Request  should be directed to the SEC's  Public
                                Reference  Section,  Judiciary  Plaza, 450 Fifth
                                Street, N.W., Washington, D.C. 20549.




                                        3




                          SUMMARY FINANCIAL INFORMATION



         The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                                 September 30, 1996
                                                 ------------------
                                          Actual           Pro Forma(1)
                                          ------           ------------

Balance Sheet Data:

     Working capital....................  $ 14,707          $ 94,848(2)

     Total assets.......................  $ 90,858          $170,999

     Total liabilities..................  $ 22,000          $ 22,000

     Stockholders equity................  $ 68,858          $148,999


(1) The effect of the exercise of Subscription Rights will be reflected in a Post-Effective Amendment which will establish the purchase price under the Subscription Rights.

(2) Gives effect to payment of a Subscription Receivable of $75,000 by PAR Holding Company, LLC on December 27, 1996, and the purchase by St. Lawrence of 514,191 shares of Common Stock, $.01 par value for $5,141 in cash on February ___, 1997.





                                        4





           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419


DEPOSIT OF SECURITIES AND SUBSCRIPTION PROCEEDS INTO ESCROW

         Rule 419 requires that the net proceeds received upon the exercise of Subscription Rights (the "Escrowed Funds") and all Shares, Subscription Rights and Shares issuable upon the exercise of Subscription Rights (the "Escrowed Securities") be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the Escrowed Funds and Escrowed Securities will be released to Paragon and to the Shareholders, respectively, only after Paragon has met the following three basic conditions. First, Paragon must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Paragon must file a post-effective amendment (the "Post-Effective Amendment") to its registration statement which includes the terms upon which Subscription Rights may be exercisable and contains certain conditions prescribed by Rule 419. The Post-Effective Amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Paragon must conduct the Subscription Period and satisfy all of the prescribed conditions, including the condition that a minimum amount of proceeds raised be used to complete the acquisition. After Paragon submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Escrowed Funds and Escrowed Securities.

        Accordingly,   Paragon  has  entered  into  an  escrow   agreement  with
Continental Stock Transfer & Trust Company (the "Escrow Agent") which provides that:

        (1) The net proceeds from the exercise of Subscription Rights are to be deposited into an escrow account maintained by the Escrow Agent upon receipt from Subscribing Stockholders. The Escrowed Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the Stockholders and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

        (2) All Shares issued in connection with the Distribution, including Shares issuable upon the exercise of Subscription Rights, and Shares issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identities of the Stockholders are to be included on the stock certificates and Subscription Forms evidencing the Escrowed Securities. The Escrowed Securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the Stockholders who retain the voting rights, if any, with respect to the Escrowed Securities held in their names. The Escrowed Securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

        (3) The Subscription Rights held in the escrow account may be exercised in accordance with their terms upon the filing of a post-effective amendment in compliance with Rule 419; provided, however, that the securities received upon exercise of the Subscription Rights together with any cash paid in connection with the exercise are to be promptly deposited into the escrow account. The Subscription Rights are non-transferrable by their terms and must either be exercised or they will expire while held in escrow.

PRESCRIBED ACQUISITION CRITERIA

        Rule 419 requires that before the Escrowed Funds and the Shares can be released from escrow, Paragon must first execute an agreement to acquire Target Business meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum proceeds to be received from the exercise of the Subscription Rights.




                                        5




POST EFFECTIVE AMENDMENT

        Once the agreement governing the acquisition of a Target Business meeting the above criteria has been executed, Rule 419 requires Paragon to update its registration statement with a Post-Effective Amendment. The Post-Effective Amendment must contain information about: (i) the proposed acquisition candidate and its business, including audited financial statements; and (ii) the terms upon which Subscription Rights can be exercised including the Subscription Price which cannot exceed $2.00 per Subscription Right, and, the use of the funds disbursed from the escrow account.

SUBSCRIPTION PERIOD

        The Subscription Period will commence after the effective date of the Post-Effective Amendment. In accordance with Rule 419, the terms of the Subscription Period must include the following conditions:

        (1) Each Stockholder will have no fewer than 20 and no more than 45 business days from the effective date of the Post-Effective Amendment to notify Paragon in writing that the Stockholder elects to exercise his or her Subscription Rights and, in the event they are exercising all of their Subscription Rights, whether they elect to exercise the Over-Subscription Privilege (which shall be defined below).

        (2) If Paragon does not receive written notification from any Stockholder within 45 business days following the effective date of the Post-Effective Amendment, the Stockholder's right to elect to subscribe shall terminate.

        (3) The proposed Business Combination will be consummated only if Stockholders subscribe for 80% of the maximum proceeds to be received from the exercise of Subscription Rights.

        (4) If the acquisition is not consummated within six months from the date of the Post-Effective Amendment, the Escrowed Funds held in the escrow account, if any, shall be returned to all Stockholders on a pro rata basis within 5 business days by first class mail or other equally prompt means and none of the Shares shall be released from the Escrow Account.

RELEASE OF ESCROWED SECURITIES AND ESCROWED FUNDS

        The Shares and Escrowed Funds may be released from escrow and delivered to Paragon and the Stockholders, respectively, after:

        (1) The Escrow Agent has received a signed representation from Paragon and any other evidence acceptable by the Escrow Agent that:

                 (a) Paragon has executed an agreement for the acquisition of a Business for which the fair value of the business represents at least 80% of the maximum proceeds to be received from the exercise of Subscription Rights and has filed the required Post-Effective Amendment;

                 (b) The post-effective amendment has been declared effective and that the Subscription Period has been completed.

        (2) The acquisition of the business with a fair value of at least 80% of the maximum proceeds to be received rom the exercise of the Subscription Rights is consummated.


                                        6




                                   THE COMPANY


BACKGROUND AND REASONS FOR THE DISTRIBUTION


         Paragon Acquisition Company, Inc. ("Paragon") was incorporated under the laws of the State of Delaware on June 19, 1996 to seek a Business Combination with a Target Business.


        Prior to the Distribution, the sole stockholder of Paragon was PAR Holding Company, Inc., a Delaware limited liability company organized for the purpose of acquiring and holding a majority ownership position in Paragon. The sole owners and principals of PAR Holding currently are Mitchell M. Kuflik, Peter A. Hochfelder and Robert J. Sobel, who are also officers and directors of Paragon (the "PAR Principals"). See "Management".

        The PAR Principals will be primarily responsible for seeking, evaluating and consummating any Business Combination. PAR Holding has invested $150,000 in Paragon in exchange for 2,900,000 Shares and PAR Holding will receive 2,900,000 Subscription Rights exercisable upon the same terms and under the same conditions as Subscription Rights being distributed to St. Lawrence stockholders. St. Lawrence stockholders are not obligated to make any payments to Paragon or to PAR Holding in exchange for the Shares to be received and distributed in the Distribution. Paragon Stockholders are not obligated in the future to make any payments under the Subscription Rights or otherwise, unless, after they have had an opportunity to evaluate a proposed Target Business described in a Post-Effective Amendment, they elect to exercise the Subscription Rights distributed to them.

        The purchase of Shares and Subscription Rights by St. Lawrence, and the Distribution is being made by St. Lawrence for the purpose of distributing to St. Lawrence stockholders an equity interest in Paragon without such stockholders being required, either individually or directly, to contribute any cash or other capital in exchange for such equity interest. The cash payment of $5,142 by St. Lawrence in exchange for the Paragon Shares and Subscription Rights to be distributed to St. Lawrence stockholders, was determined by St. Lawrence to represent a nominal investment in light of the potential benefits to St. Lawrence stockholders which may be available through their ownership of the Shares, the possible exercise of Subscription Rights to purchase additional Shares and the fact that PAR Holding has agreed to purchase a significant number of Shares at a price substantially higher than the price paid by St. Lawrence. St. Lawrence believes that by acquiring for St. Lawrence stockholders such equity interest, and the right to acquire additional ownership on the same terms as PAR Holding, St. Lawrence shareholders will thereby have an interest in a greater number of vehicles available to effect a merger, acquisition or other business combination, and therefore, an increased opportunity to benefit from such transactions.

        Paragon has agreed to the terms of the Distribution with the purpose of expanding the number and diversity of its shareholders and thereby making Paragon a more attractive vehicle for a merger with a Target Business.


BUSINESS OBJECTIVE OF PARAGON

        Paragon intends to utilize the net proceeds from the exercise of the Subscription Rights, if any, and bank borrowings or a combination thereof, if necessary, in effecting a Business Combination. See "Use of Proceeds". Paragon will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Paragon will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including food service, amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development, (ii) is engaged in wholesale or retail distribution or, (iii) engages in the financial services or similar industries. Paragon has not had any negotiations with representatives of any entity regarding a Business Combination. Paragon may, under certain circumstances, seek to effect Business Combinations with more than one Target Business.



                                        7




        None of the Company's officers, directors or their affiliates, have had any negotiations or discussions, and there are no present plans, proposals, arrangements or understanding, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. (See "Proposed Business; General".)


        Paragon's principal executive offices are located at 277 Park Avenue, New York, 10017 and its telephone number is (212) 941-1400.


BUSINESS EXPERIENCE OF PARAGON MANAGEMENT AND USE OF CONSULTANTS

        The PAR Principals are also the executive officers and directors of Paragon. The PAR Principals have business experience which has provided them with skills which Paragon believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination. These individuals have experience in evaluating investment opportunities and certain directors and officers have served as managers of private investment partnerships for several years. See "Management". Paragon may, from time to time, retain other persons or representatives to assist in locating or evaluating a Target Business or potential Business Combinations, but currently does not have any agreement or understanding with any consultant or advisor to provide services in connection with any future Business Combination. Paragon does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant in the future. See "Risk Factors - Use of Consultants, Finders or Advisors", and "Proposed Business - Limited Ability to Evaluate Target Business Management." Compensation to a consultant or advisor may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Paragon) or any combination of these or other compensation arrangements. Management cannot estimate the amount of fees that may be paid to any such consultant or advisor, or for how long such advisor may be retained. None of the PAR Principals have, in the past, used any particular consultant or advisor on a regular basis for purposes similar to the business purposes of Paragon or is currently recommending the use of any such consultant or advisor.

NO STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

        The stockholders of Paragon will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Paragon in connection with selecting a potential Target Business, until after Paragon has entered into a definitive agreement to effectuate a Business Combination and described in a Post-Effective Amendment. As a result, stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business and the terms of any Business Combination.


        Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

        Even if stockholders of Paragon are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Paragon is to be the surviving corporation unless the Certificate of Incorporation of Paragon is amended and as a result thereof:
(i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.




                                        8




                                  RISK FACTORS

NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES

        Paragon, organized on June 19, 1996, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Paragon has no operating history and, accordingly, there is only a limited basis upon which to evaluate Paragon's prospects for achieving its intended business objectives. To date, Paragon's efforts have been limited to organizational activities and the preparation of this Prospectus. Paragon has limited resources and has had no revenues to date. In addition, Paragon will not achieve any revenues until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of Paragon's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Proposed Business."

UNSPECIFIED BUSINESS


        Paragon Stockholders will be entirely dependent on the judgment of management in connection with the selection of a Target Business. There can be no assurance that determinations ultimately made by Paragon will permit Paragon to achieve its business objectives. See "Use of Proceeds" and "Proposed Business."

        None of Paragon's officers, directors or their affiliates, have had any negotiations or discussions, and there are no present plans, proposals, arrangements or understanding, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. See "Proposed Business".


SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION


        While a prospective Target Business may deem a Business Combination with Paragon desirable for various reasons, a Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. Nonetheless, there can be no assurance that there will be an active trading market for Paragon's securities following the completion of a Business Combination or, if a market does develop, as to the market price for Paragon's securities. See "No Assurance of a Public Market."

AUTHORIZATION OF ADDITIONAL SECURITIES

        Paragon has no current plans for issuing or distributing additional Shares, Subscription Rights or other securities after the Distribution, except as may be issued in connection with a Business Combination. The issuance of such additional securities approved by the Board of Directors, however, is not limited and such issuance, including in any private placement may be considered or approved by Paragon in the future as being necessary or desirable in connection with seeking, implementing or as a result of a Business Combination, raising proceeds to fund Paragon's operations, to attract or retain employees or advisors or for other reasons not now known or contemplated. The issuance of such additional securities may reduce or dilute the ownership interests of Paragon Shares issued in the Distribution or pursuant to the exercise of Subscription Rights.

LEVERAGE

        Paragon may use borrowings or other debt financing to accomplish its business purposes. In addition, a Target Business may be highly leveraged, or consummation of a Business Combination may require the use of leverage. A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, is generally profitable only if the Company generates enough revenues to cover the related debt and expenses. This practice could increase Paragon's exposure to large losses. There can be no assurance that any business acquired through a leveraged buy-out will generate



                                        9




sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a Business Combination may reduce the ability of Paragon to incur additional debt, make other acquisitions, or declare dividends, and may subject Paragon's operations to strict financial controls and significant interest expense. It may be expected that Paragon will have few, if any, opportunities to utilize leverage in an acquisition. Even if Paragon is able to identify a business where leverage may be used, there is no assurance that financing will be available on terms acceptable to Paragon.

NO ASSURANCES OF A PUBLIC MARKET


        Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule
419. There is no present market for the Shares of Paragon and there is no assurance that one may develop following the release of the Shares from the Rule 419 escrow account. Thus, Paragon Stockholders may find it difficult to sell their Shares. To date, neither Paragon nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker or dealer to act as a market maker for Paragon's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Paragon or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Shares. Management of Paragon has no intention of seeking a market maker for the Shares at any time prior to the release of Shares from escrow. The officers of Paragon after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Paragon in control of the entity after a Business Combination is consummated. There is no likelihood of any active and liquid trading market for Paragon's Common Stock developing until a Business Combination is consummated, if at all.



UNCERTAIN STRUCTURE OF BUSINESS COMBINATION


        The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. Paragon may also form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to Paragon Stockholders. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to Stockholders or, if it did, the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of Paragon, the Target Business or stockholders. See "Proposed Business."


UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

        While Paragon will target industries located in the United States, Paragon has not selected any particular industry or Target Business in which to concentrate its Business Combination efforts. None of Paragon's directors or its executive officers have had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Paragon effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Paragon will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Paragon effects a Business Combination with an entity in an industry characterized by a high level of risk, Paragon will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that Paragon will properly ascertain or assess all such risks. See "Proposed Business."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

        As a result of its limited resources, Paragon, in all likelihood, may have the ability to effect only a single Business Combination. Accordingly, the prospects for Paragon's success will be entirely dependent upon the




                                       10




future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Paragon will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Paragon's probable lack of diversification may subject Paragon to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Paragon may operate subsequent to a Business Combination. The prospects for Paragon's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Paragon, there can be no assurance that the Target Business will prove to be commercially viable. Paragon has no present intention of purchasing or acquiring a minority interest in any Target Business. See "Use of Proceeds" and "Proposed Business."

DEPENDENCE UPON BOARD OF DIRECTORS


        The ability of Paragon to successfully effect a Business Combination will be largely dependent upon the efforts of the PAR Principals. Notwithstanding the significance of such persons, Paragon has not entered into employment agreements or other understandings with any such personnel concerning compensation or obtained any "key man" life insurance on their respective lives. The loss of the services of such key personnel could have a material adverse effect on Paragon's ability to successfully achieve its business objectives. None of PAR Principals are required to commit even a substantial amount of their time to the affairs of Paragon and, accordingly, such personnel may have conflicts of interests in allocating management time among various business activities. However, each officer and director of Paragon will devote such time as he deems reasonably necessary to carry out the business and affairs of Paragon, including the evaluation of potential Target Businesses and the negotiation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of Paragon may vary significantly, depending upon, among other things, whether Paragon has identified a Target Business or is engaged in active negotiation of a Business Combination. Paragon will rely upon the expertise of such executive officers, and management does not anticipate that it will hire additional personnel. However, if additional personnel were required, there can be no assurance that Paragon will be able to retain such necessary additional personnel. See "Proposed Business" and "Conflicts of Interest."

TIME TO BE DEVOTED BY MANAGEMENT

        The officers and directors of Paragon currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of Paragon which they deem appropriate. The amount of time devoted by management to the affairs of Paragon will depend on the number and type of businesses under consideration at any given time. In the face of competing demands for their time, it should be anticipated that the officers and directors will grant priority to their full-time positions rather than the business affairs of Paragon. Paragon estimates that the officers and directors of Paragon may contribute an average of 25 hours per month to Paragon matters until such time as a Target Business has been identified, and a significantly greater amount once a Target Business is identified and a Business Combination is negotiated and consummated. See "Management."


LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT


        While Paragon's present management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Paragon's assessment of such management will prove to be correct. While it is possible that certain of Paragon's directors or its executive officers will remain associated in some capacities with Paragon following a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Paragon subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Paragon. Paragon may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Paragon will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance


                                       11




that  the  future   management  of  Paragon  will  have  the  necessary  skills, qualifications or abilities to manage a public company embarking on a program of business development. See "Proposed Business" and "Management."


USE OF CONSULTANTS, FINDERS AND ADVISORS

        While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of Paragon. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of Paragon), or any combination of these or other compensation arrangements. See "Use of Proceeds," and "Proposed Business".

        In connection with its investigation of a possible business and in order to supplement the business experience of management, Paragon may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged by Paragon on an independent basis without a continuing fiduciary or other obligation to Paragon. Paragon has no arrangement or understanding to employ any of its officers or directors as outside advisors. See "Proposed Business."


CONFLICTS OF INTEREST


        Management is not involved with any blank check companies other than Paragon and currently does not expect to organize, purchase or otherwise promote any other companies with a structure and purposes similar to Paragon's, if at all, until after Paragon identifies a Target Business with which it seeks to effect a Business Combination. In the event Management's intention changes, or they otherwise become affiliated with a blank check company, then conflicts of interest may arise regarding competing searches for Business Combinations. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of Paragon's directors and its executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of Paragon. See "Management."

POTENTIAL PROFIT TO BE RECEIVED BY MANAGEMENT

        The executive officers and certain directors of Paragon, through PAR Holding, currently own 85% of the Common Stock presently issued and outstanding. The officers and directors paid an aggregate price of $150,000 for these Shares. The PAR Principals may actively negotiate or otherwise consent to the purchase of any portion of their Shares as a condition to or in connection with a proposed merger or acquisition transaction. A premium may be paid on this stock in connection with any such stock purchase transaction, and Paragon's Public Stockholders will not receive any portion of the premium that may be paid. Furthermore, Paragon's stockholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. The fact that such officers and directors may negotiate to receive such a premium means that there is a potential for members of management to consider their own personal pecuniary benefit rather than the best interests of Paragon's public Stockholders. Such conduct may present management with conflicts of interest, and, as a result of such conflicts, may possibly compromise management's state law fiduciary duties to Paragon's stockholders. Paragon has not adopted any policy for resolving such conflicts.


COMPETITION

        Paragon expects to encounter intense competition from other entities having business objectives similar to those of Paragon. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Paragon and there can be no assurance that Paragon will have the




                                       12




ability to compete successfully. Paragon's financial resources will be limited in comparison to those of many of its competitors. There can be no assurance that such prospects will permit Paragon to achieve its stated business objectives. See "Proposed Business."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

        In the event that Paragon succeeds in effecting a Business Combination, Paragon will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, Paragon will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. See "Proposed Business."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET BUSINESS

        There currently are no limitations on Paragon's ability to borrow or otherwise raise funds to increase the amount of capital available to Paragon to effect a Business Combination. However, Paragon's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by Paragon will depend on numerous considerations, including Paragon's capital requirements, Paragon's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought would be available on terms deemed to be commercially acceptable by and in the best interests of Paragon. The inability of Paragon to borrow funds required to effect or facilitate a Business
Combination or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Paragon's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject Paragon to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business."


DETERMINATION OF TERMS OF THE DISTRIBUTION

        The terms of the Distribution, including the price to be paid by St. Lawrence in exchange for Paragon Shares and Subscription Rights, and the terms of the Subscription Rights, were determined by the Board of Directors of Paragon and proposed to, and accepted by, St. Lawrence. Such terms were based upon several factors, including the number of St. Lawrence stockholders, the absence of a Paragon operating business, the small amount of capital available for Paragon's operations, and the experience of Paragon's management. The terms of the Distribution should not be considered indicative of the value of the Shares after the Distribution or after the consummation of any Business Combination.


INVESTMENT COMPANY ACT CONSIDERATIONS

        The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be within the definitional scope of certain provisions of the Investment Company Act. Paragon believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject Paragon to regulation under the Investment Company Act. Nevertheless, there can be no assurance that Paragon will not be deemed to be an investment company, particularly during the period prior to a Business Combination. If Paragon is deemed to be an investment company, Paragon may become subject to certain restrictions relating to Paragon's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain



                                       13




requirements on companies deemed to be within its regulatory scope including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of Paragon as an investment company, the failure by Paragon to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on Paragon.

DIVIDENDS UNLIKELY

        Paragon does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon Paragon's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of Paragon's then Board of Directors. Paragon presently intends to retain all earnings, if any, for use in Paragon's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities-Dividends."

CONTROL BY PRESENT STOCKHOLDERS

        Upon consummation of this Distribution, St. Lawrence stockholders will own approximately 15% of the issued and outstanding Shares of Paragon, and PAR Holding will own approximately 85% of the issued and outstanding Shares of Paragon. Accordingly, PAR Holding will be in a position to elect all of Paragon's directors, approve amendments to Paragon's Certificate of Incorporation, and otherwise direct the affairs of Paragon. See "Principal Stockholders" and "Description of Securities."


LIMITED STATE REGISTRATION; RESTRICTED RESALES OF THE SECURITIES.


        Paragon has made application to register the Distribution of Shares, the non-transferable Subscription Rights and the Shares underlying the Subscription Rights in the State of New York, has obtained an exemption for the Distribution and exercise of Subscription Rights in the State of Indiana and is relying upon a self executing exemption for the Distribution and exercise of Subscription Rights in the States of Alabama, Alaska, Arizona, Arkansas, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, South Carolina, South Dakota Tennessee, Texas, Virginia, Washington and Wisconsin. In addition, Paragon will make an effort to register or obtain an exemption from registration of the Distribution in the States of California, Colorado, Ohio and Pennsylvania, the four remaining States in which St. Lawrence stockholders reside. See "Shares Subject to Blue Sky Lock-Up Escrow Agreement." While held in the Escrow Account, Rule 15g-8 under the Securities Exchange Act of 1934 makes it unlawful for any person to sell or offer to sell the Shares (or any interest in or relating thereto). Thus, Stockholders are prohibited from making any arrangements to sell the Shares distributed and the Shares received upon the exercise of the Subscription Rights. The Subscription Rights are, by their terms, non-transferable and will therefore either be exercised or will expire while held in escrow.

        Several states currently will permit secondary market sales of these securities, upon release from escrow, (i) if certain financial and other information with respect to Paragon is published in a recognized securities manual, (ii) after a certain period has elapsed from the date of this Prospectus, or (iii) pursuant to exemptions applicable to certain institutional investors. However, Paragon does not expect to be able to be listed in any recognized securities manual until after the consummation of the first Business Combination, if at all. Paragon will seek to obtain qualification for resales of the Shares in as many jurisdictions as possible, or to qualify the Shares for exemptions which will permit their resale, and to advise Paragon stockholders of resale limitations in the Post-Effective Amendment that describes a Target Business and proposed Business Combination.

SHARES SUBJECT TO BLUE SKY LOCK-UP ESCROW AGREEMENT

        Shares and Subscription Rights which are not distributable to St. Lawrence stockholders in California, Colorado, Ohio and Pennsylvania because of restrictions applicable under the blue sky laws of such





                                       14






States will be held by St. Lawrence in a separate escrow account maintained by the Escrow Agent pursuant to the terms and conditions of Rule 419 and a Blue Sky Lock-Up Escrow Agreement between St. Lawrence, Paragon and the Escrow Agent (the "Lock-Up Agreement"). A total of 54 St. Lawrence stockholders (3.92%), 21 in California, 6 in Colorado, 23 in Ohio and 4 in Pennsylvania, entitled to receive an aggregate of 25,349 (4.85%) Shares and Subscription Rights, will not be permitted to receive them because of such restrictions. Pursuant to the terms of the Lock-Up Agreement, St. Lawrence will hold the Shares and Paragon will undertake reasonable efforts to register, or obtain an exemption from registration, for the Distribution to such St. Lawrence stockholders. In the event a Business Combination has occurred, but, at such time, the Shares are still subject to the Lock-Up Agreement, then (i) Paragon shall continue reasonable efforts to obtain a registration or exemption from registration for the Distribution of such Shares until registration or an exemption is available; and (ii) the Escrow Agent shall hold the Shares in the lock-up escrow account until Paragon has obtained such registration or exemption.

        The Shares will be subject to Rule 419 while they are subject to the Lock-Up Agreement. Consequently, if a Business Combination is not consummated within 18 months from the date the Shares are deposited into the lock-up escrow account, such Shares shall be returned to Paragon and the lock-up escrow account shall be terminated. Neither St. Lawrence nor the St. Lawrence stockholders shall be permitted to vote, sell, pledge, hypothecate or otherwise dispose of the Shares while such Shares are held in the lock-up escrow account. St. Lawrence will not exercise any Subscription Rights that are held by it in the lock-up escrow account and such Subscription Rights will expire while held therein.

         St. Lawrence stockholders located within the States of California, Colorado, Ohio and Pennsylvania will be notified by letter of the Distribution and the commitments of St. Lawrence and Paragon contained in the Lock-Up Agreement.

        In addition, Paragon will continue to keep stockholders apprised of any substantive changes with respect to the proposed Distribution of Shares within such States.

        Upon written notification from St. Lawrence and Paragon that the requirements of Rule 419 have been satisfied and registration or an exemption has been obtained for the Distribution of the Shares held in the lockup escrow account to stockholders within the State(s), the Escrow Agent shall prepare and replace such Shares held by St. Lawrence with Paragon Shares recorded in the stockholders' names and those Shares shall be released from the lock-up escrow account and delivered to such stockholders.







                                       15








                                THE DISTRIBUTION


SECURITIES TO BE DISTRIBUTED


         Based upon 514,191 Shares of Common Stock of St. Lawrence which are issued and outstanding or subject to exercisable options and warrants as of February____, 1997 (the "Record Date"), St. Lawrence will distribute to its stockholders 514,191 Shares of Paragon and 514,191 Subscription Rights entitling the holder thereof to subscribe for two (2) additional Shares at a price to be determined by the Paragon Board of Directors, but in no event more than $2.00 per Subscription Right (the "Subscription Price"). Each Record Date stockholder of St. Lawrence is being issued one (1) Share of Paragon and one (1) Subscription Right for each share of common stock of St. Lawrence owned on the Record Date. The number of Shares and Subscription Rights to be issued to each stockholder will be rounded down to the nearest whole number of shares and no fractional Shares or Subscription Rights will be distributed. In the Distribution, PAR Holding will also be issued 2,900,000 Subscription Rights representing one (1) Subscription Right for each share of Paragon Common Stock owned as of the Record Date, which Subscription Rights are identical in all terms and conditions to those being distributed to St. Lawrence stockholders.

        The Shares distributed to St. Lawrence shareholders will be fully paid for and nonassessable, and the holders thereof will not be entitled to preemptive rights. The Subscription Rights are non-transferrable and entitle a stockholder to acquire at the Subscription Price, two (2) Shares for each Subscription Right held. Subscription Rights will not be exercisable until after a Post-Effective Amendment describing a Target Business and a proposed Business Combination is delivered to holders and then may be exercised at any time during the Subscription Period (as defined herein).

        In addition, any Paragon Stockholder who fully exercises all Subscription Rights distributed to him or her shall be entitled at the same time to elect to subscribe for Shares which were not otherwise subscribed for by other holders of Subscription Rights (the "Over-Subscription Privilege"). Shares acquired through such Over- Subscription Privilege are subject to allocation or increase, which is more fully discussed below under "Over- Subscription Privilege."

        No Stockholder of St. Lawrence will be required to pay any cash or other consideration for the Shares or Subscription Rights received in the Distribution or to surrender or exchange shares of St. Lawrence Common Stock or to take any other action in order to receive the Shares and Subscription Rights. The Distribution will not affect the number of, or the rights attaching to, outstanding shares of St. Lawrence common stock. No vote of St. Lawrence stockholders is required or sought in connection with the Distribution.

        The terms of the Distribution, including the price to be paid by St. Lawrence in exchange for Paragon Shares and Subscription Rights, and the terms of the Subscription Rights, were determined by the Board of Directors of Paragon and proposed to, and accepted by, St. Lawrence. Such terms were based upon several factors, including the number of St. Lawrence stockholders, the absence of a Paragon operating business, the small amount of capital available for Paragon's operations, and the experience of Management. The terms of the Distribution should not be considered indicative of the value of the Shares after the Distribution or after the consummation of any Business Combination.

ESCROW OF SECURITIES AND FUNDS; POST-EFFECTIVE AMENDMENT

        Rule 419 requires that the Shares to be distributed, the Subscription Rights, the Shares to be received upon the exercise of Subscription Rights (collectively, the "Escrowed Securities"), and all funds received upon the exercise of Subscription Rights (the "Escrowed Funds") be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Escrowed Funds and Escrowed Securities will be released to Paragon and to the Stockholders, respectively, only after Paragon has met the following three basic conditions. First, Paragon must execute an agreement for an acquisition meeting certain prescribed criteria. Second, Paragon must file a Post-Effective Amendment to its registration statement which includes the terms upon which Subscription rights may be exercisable and contains certain conditions prescribed by Rule 419. The Post-Effective Amendment must also contain information




                                       16





regarding the acquisition candidate and its business, including audited financial statements. Third, Paragon must conduct the Subscription Period and satisfy all of the prescribed conditions, including the condition that a certain minimum number of stockholders elect to exercise their Subscription Rights. After Paragon submits a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the Escrow Agent can release the Shares and Escrowed Funds.

        Accordingly,   Paragon  has  entered  into  an  escrow   agreement  with
Continental Stock Transfer & Trust Company (the "Escrow Agent") which provides that:

        (1) The net proceeds from the exercise of Subscription Rights are to be deposited into an escrow account maintained by the Escrow Agent upon receipt of the Subscription Price from subscribing stockholders. The Escrowed Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the Stockholders and can only be invested in bank deposits, in money market mutual funds or federal government securities.

        (2) All securities issued in connection with the Distribution, including Shares issuable upon the exercise of Subscription Rights and securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identities of the Stockholders are to be included on the stock certificates and Subscription Forms evidencing the Escrowed Securities. The Escrowed Securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the Stockholders who retain the voting rights, if any, with respect to the Escrowed Securities held in their names. The Escrowed Securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

        (3) The Subscription Rights held in the escrow account may be exercised in accordance with their terms upon the filing of a Post-Effective Amendment in compliance with Rule 419; provided, however, that the Shares received upon exercise of the Subscription Rights together with any cash paid in connection with the exercise are to be promptly deposited into the escrow account. The Subscription Rights are non-transferrable by their terms and must be exercised or they will expire while held in escrow.

INFORMATION TO BE PROVIDED PURSUANT TO RULE 419

        Rule 419 requires that before the Escrowed Funds and the Shares held in escrow can be released, Paragon must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum proceeds to be received from the exercise of the Subscription Rights.

        In the event Paragon identifies a proposed Business Combination meeting the above criteria which requires the investment of funds by the Company, Paragon will take steps necessary to activate the Subscription Rights. In connection therewith, the Board of Directors will determine a Subscription Price (as described below) and, pursuant to the requirements of Rule 419, Paragon will file a Post-Effective Amendment to this Prospectus describing a Target Business, or assets that will constitute the business (or a line of business). See "Proposed Business". The Post-Effective Amendment will contain information about the Target Business and its business(es), including audited financial statements. Within five business days after the effective date of the
Post-Effective Amendment, the Escrow Agent will send by first class mail or other equally prompt means, to each holder of Subscription Rights, a copy of the Prospectus contained in the Post-Effective Amendment and any amendment or supplement thereto along with Subscription Forms.


SUBSCRIPTION PRICE

        The Subscription Price per Share will be determined by the Paragon Board of Directors at the time a Business Combination is described in a Post-Effective Amendment and will not in any event exceed $2.00 per Subscription Right. Such price will be determined based on several factors, including funds necessary to




                                       17




consummate the Business Combination, expenses of such transaction, operating expenses and working capital needs of the Company after consummation of the Business Combination.


SUBSCRIPTION PERIOD

        The  Subscription  Period will commence  after the effective date of the
Post-Effective   Amendment.  In  accordance  with  Rule  419,  the  exercise  of
Subscription Rights will be subject to the following conditions:

        (1) Each Stockholder will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Paragon in writing that the Stockholder elects to exercise his or her Subscription Rights and in the event they are exercising all of their Subscription Rights, whether they elect to exercise the Over-Subscription Privilege.

        (2) If Paragon does not receive written notification from any Stockholder within 45 business days following the effective date of the Post-Effective Amendment, the Stockholder's right to elect to subscribe shall terminate.

        (3)  The   acquisition   will  be  consummated   only  if   Stockholders
representing   80%  of  the  proceeds  to  be  received  from  the  exercise  of
Subscription Rights elect to subscribe.

        (4) If the acquisition is not consummated within six months from the date of the Post-Effective Amendment, the Escrowed Funds held in the escrow account, if any, shall be returned to all Stockholders on a pro rata basis within 5 business days by first class mail or other equally prompt means and none of the Shares shall be released from the Escrow Account.

RELEASE OF ESCROWED SECURITIES AND ESCROWED FUNDS

        The Escrowed Funds and Shares held in escrow may be released to Paragon and the Stockholders, respectively, after:

        (1) The Escrow Agent has received a signed representation from Paragon and any other evidence acceptable by the Escrow Agent that:

             (a) Paragon has executed an agreement for the acquisition of a Business for which the fair value of the business represents at least 80% of the maximum proceeds received from the exercise of Subscription Rights and has filed the required Post-Effective Amendment; and

             (b) The Post-Effective Amendment has been declared effective, that the Subscription Period has been completed.

        (2) The acquisition of the business with a fair value of at least 80% of the maximum proceeds received from the exercise of the Subscription Rights is consummated.


DISTRIBUTION AGENT


         The Distribution Agent for Paragon is Continental Stock Transfer & Trust Company. The Distribution Agent is also Paragon's transfer agent and escrow agent. Stockholders may contact the Distribution Agent at (212) 509-4000.






OVER-SUBSCRIPTION PRIVILEGE


        If some Stockholders of Paragon do not exercise all of the Subscription Rights issued to them, then any Shares for which Subscription Rights have not been exercised will be offered by means of the Over- Subscription Privilege to those stockholders of Paragon who have exercised all of the Subscription Rights issued to them and who elect at the time they subscribe, to acquire additional Shares. Stockholders who exercise all of



                                       18




the Subscription Rights issued to them will be asked to indicate on the Subscription Form how many Shares they wish to acquire through the Over-Subscription Privilege. There is no limit to the number of Shares that may be requested through the Over-Subscription Privilege. If sufficient Shares remain in excess of those for which Subscription Rights are exercised, then all requests for additional Shares will be honored in full.

        All requests to purchase Shares pursuant to the Over- Subscription Privilege are subject to allocation. To the extent that there are not sufficient Shares to honor all over- subscriptions, the available Shares will be allocated pro-rata among those Stockholders of Paragon who over-subscribe based on the number of Subscription Rights originally issued. The percentage of remaining Shares each over-subscribing Stockholder may acquire may be rounded up or down to result in delivery of whole Shares. The allocation process may involve a series of allocations in order to ensure that the total number of Shares available for over-subscriptions are distributed on a pro rata basis.


LISTING AND TRADING OF THE SHARES


        No current public trading market for the Shares of Paragon exists. The Subscription Rights are non-transferable. Therefore, only the underlying Shares, and not the Subscription Rights, will be freely transferable upon release from escrow. The extent of the market for the Shares and the prices at which the Shares may trade after the Distribution cannot be predicted. See "Risk Factors - Restricted Resales of the Securities under State Securities"; "Blue Sky Laws."


        Once released from escrow, the Shares distributed to St. Lawrence stockholders will be freely transferable, except for Shares received by persons who may be deemed to be "affiliates" of Paragon under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates of Paragon after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Paragon, and includes the directors and principal executive officers of Paragon as well as any principal stockholder of Paragon. Persons who are affiliates of Paragon will be permitted to sell Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exceptions afforded by Section 4(2) of the Securities Act and Rule 144 thereunder. It is not expected that Rule 144 will be available for the sale of Shares by affiliates of Paragon until 90 days after the effectiveness of Paragon's Registration Statement on Form 8-A registering the Shares under the Securities Exchange Act of 1934 (the "Exchange Act").

RESULTS OF THE DISTRIBUTION


        After the Distribution, Paragon will be an independent, public company. Immediately after the Distribution, Paragon expects to have approximately 1350 holders of record of the Shares and approximately 3,414,191 Shares outstanding, based on the number of record stockholders and outstanding shares of St. Lawrence common stock and the number of warrants or options to acquire shares of St. Lawrence common stock exercisable as of February___, 1997, and the distribution ratio of one Share for every one share of St. Lawrence common stock. The actual number of Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding shares of St. Lawrence common stock or any rights of St. Lawrence stockholders.



FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION


         St. Lawrence has not requested nor does it intend to request a ruling from the Internal Revenue Service as to the federal income tax consequence of the Distribution. However, based on the facts of the proposed transaction, it is the opinion of management of St. Lawrence that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. Rather, the transaction is presumed to be a taxable Distribution to which Section 301 applies. The amount of the Distribution will be its fair market value and will be taxable as a dividend to the extent of current or accumulated earnings and profits of St. Lawrence. Notwithstanding the presumed taxability of the transaction, management is also of the opinion it will have only minimal impact on the taxable income of any stockholder of St. Lawrence for the reasons set





                                       19





forth below. Since Paragon is a development stage company and has not commenced operations, it is not expected to have earnings or profits as of the date of the Distribution. Furthermore, because there is no public market for the Shares, the fair market value of the shares and hence the amount of the Distribution, will probably be minimal on the date of Distribution. The net book value of Paragon on the date of the Distribution is expected to be approximately $.02 per share. This is per share the probable amount of the taxable value of the Distribution per share.

        This discussion is limited to domestic non-corporate stockholders of Paragon who hold Shares as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1986 Act has increased the maximum effective tax rate on long-term capital gains of individuals for taxable years beginning after December 31, 1987, and has eliminated any preferential tax rate for such long-term capital gains for taxable years beginning after December 31, 1987. The Federal Income Tax consequences to corporate shareholders, foreign shareholders and shareholders having special status under the Code may vary from those set forth below.


        The foregoing sets forth the opinion of management. St. Lawrence will distribute a Form 1099 or similar form to its stockholders which will also be filed with the Internal Revenue Service basing the amount of the Distribution as received by each stockholder on the net book value of Paragon on the date of distribution. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of management regarding the value of the stock or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the stock on the date of Distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the Distribution, the taxation of the transaction to Paragon and its stockholders would be based on such higher value. In such event, the tax impact would increase significantly and would not be minimal. St. Lawrence would recognize gain to the extent the value placed on the amount of the Distribution exceeded its adjusted basis in the stock (which approximates the net book value of Paragon). The Stockholders of St. Lawrence would be taxed on the amount so determined for the distribution as a dividend to the extent of any current year or accumulated earnings and profits of St. Lawrence and would recognize gain on the balance of the Distribution to the extent it exceeded their adjusted basis in Paragon's shares owned by them.

        The state, local and foreign tax consequences of the Distribution may vary from jurisdiction or jurisdiction. Accordingly, each Stockholder of Paragon is advised to consult his/her personal advisor.


                                PROPOSED BUSINESS

INTRODUCTION

         Paragon was formed in June 19, 1996 to serve as a vehicle to effect a Business Combination with a Target Business which Paragon believes has significant growth potential. Paragon intends to utilize the net proceeds from the exercise of the Subscription Rights, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination. Paragon's efforts in identifying a prospective Target Business will be limited to businesses primarily located in the United States. Paragon has not had any negotiations with representatives of any entity regarding a Business Combination. Paragon may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS

         Paragon will seek to acquire a Target Business primarily located in the United States but its efforts will not be limited to a particular industry. In seeking a Target Business, Paragon will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational




                                       20




services,   environmental  services,  consumer  related  products  and  services
(including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development, (ii) is engaged in wholesale or retail distribution, or (iii) engages in the financial services or similar industries. None of Paragon's directors or its executive officers has had any negotiations with any entity or representatives of any entity regarding a Business Combination. To the extent that Paragon effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), Paragon will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that Paragon effects a Business Combination with an entity in an industry characterized by a high level of risk, Paragon will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that Paragon will properly ascertain or assess all such risks.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

         As a result of the limited resources of Paragon, Paragon, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for Paragon's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple segments of a single industry, it is highly likely that Paragon will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. Paragon's probable lack of diversification may subject Paragon to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which Paragon may operate subsequent to a Business Combination. The prospects for Paragon's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by Paragon, there can be no assurance that the Target Business will prove to be commercially viable. Paragon has no present intention of purchasing or acquiring a minority interest in any Target Business.


STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

         The Stockholders of Paragon will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to Paragon in connection with selecting potential a Target Business until after Paragon has entered into a definitive agreement to effectuate a Business Combination. As a result, Stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business and the terms of any Business Combination.


         Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval, such as where shares of common stock are issued as consideration for the Target Business. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. The Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

         Even if investors are afforded the right to approve a Business Combination, no dissenters' rights to receive fair payment will be available for stockholders if Paragon is to be the surviving corporation unless the Certificate of Incorporation of Paragon is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to




                                       21




vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

         Paragon's present management intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that Paragon's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of Paragon in evaluating certain types of businesses. While it is possible that certain of Paragon's directors or its executive officers will remain associated in some capacities with Paragon following a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of Paragon subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by Paragon. Paragon may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that Paragon will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition there can be no assurance that the future management of Paragon will have the necessary skills, qualifications or abilities to manage a public Company embarking on a program of business development. See "Proposed Business" and "Management."

COMPETITION

         Paragon expects to encounter intense competition from other entities having business objectives similar to those of Paragon. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than Paragon and there can be no assurance that Paragon will have the ability to compete successfully. Paragon's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation may compel Paragon to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit Paragon to achieve its stated business objectives. See "Proposed Business."

SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

         Management of Paragon will have substantial flexibility in identifying and selecting a prospective Target Business. As a result, stockholders of Paragon will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business. In evaluating a prospective Target Business, management will consider, among other factors, the following:
(i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; and (x) the regulatory environment in which the Target Business operates.

         The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with Paragon's business objectives.


         In connection with Paragon's acquisition of a business, the executive officers and certain directors of Paragon may, as a negotiated element of the acquisitions, sell a portion or all of the Shares of Paragon held by them at a significant premium over their original investment in Paragon. As a result of such sales, affiliates of





                                       22





the entity participating in the business reorganization with Paragon would acquire a higher percentage of equity ownership in Paragon. Although the Paragon's present Stockholders did not acquire their Shares with a view towards any subsequent sale in connection with a Business Combination, it is not unusual for affiliates of the entity participating in the Business Combination to negotiate to purchase shares held by the present stockholders in order to reduce the number of "restricted securities" held by persons no longer affiliated with Paragon and thereby reduce the potential adverse impact on the public market in the Shares that could result from substantial sales of such Shares after the restrictions no longer apply. Public Stockholders will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, Paragon's Stockholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. See Management Conflicts of Interest".


         The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. Paragon's executive officers and its directors intend to devote only a small portion of their time to the affairs of Paragon and, accordingly, consummation of a Business Combination may require a greater period of time than if Paragon's management devoted their full time to Paragon's affairs. However, each officer and director of Paragon will devote such time as they deem reasonably necessary to carry out the business and affairs of Paragon, including the evaluation of potential Target Business and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of Paragon may vary significantly depending upon, among other things, whether Paragon has identified a Target Business or is engaged in active negotiation of a Business Combination.

         Paragon anticipates that various prospective Target Businesses will be brought to its attention from various non- affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, Paragon's executive officer, and directors and their affiliates. Paragon may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. While Paragon does not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis, Paragon may engage such firms in the future, to which event Paragon may pay a finder's fee or other compensation.

         As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. Paragon will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to Paragon, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to Paragon's tax treatment of a particular consummated Business Combination. To the extent that the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to Paragon, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.


         Although Paragon has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, Paragon may issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interests of Paragon's Stockholders may occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of Paragon may occur which may affect, among other things, Paragon's ability to utilize net operating loss carry forwards, if any.


         There currently are no limitations on Paragon's ability to borrow funds to effect a Business Combination. However, Paragon's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by Paragon will depend on numerous considerations,





                                       23





including Paragon's capital requirements, potential lenders evaluation of Paragon's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. Paragon does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of Paragon. The inability of Paragon to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on Paragon's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject Paragon to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto.


         In implementing a structure for a particular Business Combination, Paragon may become a party to a merger, consolidation, or other reorganization with another corporation or entity, joint venture, license, purchase and sale of assets, or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the above, Paragon does not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that the present management and Stockholders of Paragon will not be in control of Paragon. In addition, a majority or all of Paragon's directors and officers may, as part of the terms of the Business Combination transaction, resign and be replaced by new directors and officers without a vote of Paragon's Stockholders.


FACILITIES

         Paragon will use the offices of PAR Holding Company, LLC, located at 277 Park Ave, New York, NY 10017, a limited liability company controlled by Paragon's officers.

EMPLOYEES

         As of the date of this Prospectus, Paragon does not have any employees.


                                 USE OF PROCEEDS


         The net proceeds payable to Paragon upon the exercise of Subscription Rights will be held in an interest-bearing escrow account maintained by Continental Stock Transfer & Trust Company, subject to release to Paragon upon written notification by Paragon of its need for all or substantially all of the Escrowed Funds for the purpose of facilitating the consummation of a Business Combination. If a Business Combination is not consummated within 6 months from the completion of the Subscription Period, the Escrowed Funds shall be returned by first class mail or equally prompt means to all subscribing stockholders, together with interest earned thereon on a pro-rata basis.

         Paragon will use the Escrowed Funds together with the interest earned thereon principally in connection with consummating the Business Combination. Paragon has no present intention of purchasing a minority interest in any Target Business. Paragon does not have discretionary access to income with respect to the monies in the Escrow Account. Stockholders of Paragon will not receive any distribution of income or have any ability to direct the use or distribution of such income.

         To the extent that Shares of Paragon are used as consideration to effect a Business Combination, the balance of the net proceeds from the exercise of the Subscription Rights not theretofore expended will be used to finance the operations of the Target Business, and for other purposes described in the Post-Effective Amendment. Paragon has not incurred any debt in connection with its organizational activities. Accordingly, no portion of the proceeds are being used to repay debt. No compensation will be paid to any officer or director until after the consummation of a Business Combination. Since the role of present management after a Business





                                       24





Combination is uncertain, Paragon has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.

         The Escrowed Funds will be invested in general debt obligations of the United States Government or other high- quality, short-term interest-bearing investments, provided, however, that Paragon may attempt not to invest such net proceeds in a manner which may result in Paragon being deemed to be an investment company under the Investment Company Act. In the event a Business Combination is not consummated in the time allowed, the Escrowed Funds and the interest income derived from investment of such net proceeds will be returned on a pro rata basis, to each subscribing stockholder within five business days thereafter by first class mail or other equally prompt means.



                                    DILUTION

         The difference between the Subscription Price per share of Common Stock (through the exercise of the Subscription Rights) and the pro forma net tangible book value per share of the Common Stock of Paragon after the Subscription constitutes dilution to investors of Paragon. Net tangible book value per share is determined by dividing the net tangible book value of Paragon (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.


         On September 30, 1996, Paragon had 2,900,000 Shares of Common Stock outstanding and a net tangible book value of $14,707 or $.005 per share. Giving effect to the issuance of 514,191 Shares of Common Stock in February, 1997 to St. Lawrence for $.01 per share and the payment of the $75,000 Subscription Receivable by PAR Holding on December 27, 1996, as of February 31, 1997, Paragon will have 3,414,191 shares of Common Stock outstanding and a net tangible book value of $94,848 or $.028 per share.

         The Distribution by St. Lawrence of the 514,191 Shares to St. Lawrence stockholders will not have an effect on the net tangible book value of Paragon. Dilution from the exercise of Subscription Rights will occur only in the event the Board of Directors of Paragon establish a Subscription Price per share of less than $.028. The dilutive effect to Paragon stockholders of the exercise of Subscription Rights will be reflected in a Post- Effective Amendment which will establish the purchase price per share under the Subscription Rights. The Board of Directors of Paragon does not anticipate setting a Subscription Price per share of less than $.028 and therefore, the estimated net proceeds from the exercise of Subscription Rights will likely result in an immediate increase in net tangible book value per share.






                                       25





                                 CAPITALIZATION


        The following table sets forth the capitalization of Paragon at September 30, 1996 and as adjusted to give effect to the Distribution of the Share(s):




                                                   Actual            Pro Forma
                                                   ------            ---------

Stockholders' equity
         Preferred Stock, $.01 par
         value, 1,000,000 Shares
         authorized; none issued
         or outstanding                                  0                  0

         Common Stock $.01 par
         value, 20,000,000 shares
         authorized, 2,900,000 shares
         issued and outstanding,
         3,414,191 shares issued and
         outstanding, as adjusted(2)              $ 29,000           $ 34,141(2)

         Subscription Receivable                   (75,000)                 0

         Additional Paid In Capital                121,000            121,000

         Deficit accumulated during the
         development stage                          (6,142)            (6,142)
                                                  --------           --------

         Total stockholders' equity               $ 68,858           $148,999
                                                  ========           ========

(1) The effect of the exercise of Subscription Rights will be reflected in a post-effective amendment which will establish the purchase price under the Subscription Rights.


(2) Gives effect to the purchase by St. Lawrence of 514,191 shares of Common Stock of Paragon for a total purchase price of $5,141 in February, 1997 and, the payment by PAR Holding of the Subscription Receivable on December 27, 1996.




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Paragon is a newly organized development stage company, the objective of which is to acquire an operating business in the United States. To date, Paragon's efforts have been limited to organizational activities.



         In June 1996, the Company issued 2,900,000 shares of its Common Stock for a purchase price of $75,000 in cash and a Promissory Note for $75,000 originally due on or before July 31, 1996. Such Promissory Note was subsequently modified to provide for payment on demand by Paragon, in whole or in part, in amounts to pay expenses associates with the Distribution. The Promissory Note was paid in full on December 27, 1996. In February, 1997, the Company issued 514,191 shares of Common Stock for an aggregate purchase price of $5,141.00.



         Substantially all of Paragon's working capital needs subsequent to this offering will be attributable to the identification, evaluation and selections of a Target Business and, structuring, negotiating and consummating a Business Combination. Such working capital needs are expected to be satisfied from the $155,141 received by Paragon from PAR Holding and St. Lawrence.





                                       26





                                   MANAGEMENT

         The  officers  and  directors  of  Paragon,   and  further  information
concerning them are as follows:


         Name             Age         Position
         ----             ---         --------

Mitchell A. Kuflik        33          President, Assistant Secretary, Director

Peter A. Hochfelder       34          Vice President, Treasurer, Director

Robert J. Sobel           33          Vice President, Director

Joseph F. Mazzella        44          Secretary, Director




         Mitchell A. Kuflik has been President, Assistant Secretary and a Director of the Company since its inception. Mr. Kuflik has been Vice President and Secretary of Brahman Securities, Inc., an institutional brokerage firm since December, 1987; Vice President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private limited partnership, since 1991. All of such entities are located in New York. Mr. Kuflik also serves as a director of Covenant Insurance Company, a privately-held company in Cambridge Massachusetts. Mr. Kuflik earned an A.B. in Economics from Harvard University in 1984.


         Peter A. Hochfelder has been a Vice President, Treasurer and Director of the Company since inception. Mr. Hochfelder has been Vice President and Treasurer of Brahman Securities, Inc., an institutional brokerage firm since December, 1987; President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private limited partnership, since 1991. All of such entities are located in New York. Mr. Hochfelder earned a B.S. degree in Economics from the University of Pennsylvania in 1984.

         Robert J. Sobel has been a Vice President and a Director of the Company since inception. Mr. Sobel has served as President of Brahman Securities, Inc., an institutional securities firm since 1987; Vice President of Brahman Capital Corp., an investment banking firm since 1990; and a general partner of Brahman Partners, a private investment partnership, since 1991. All of such entities are located in New York. Mr. Sobel earned a bachelor's degree with a major in International Relations and a concentration at the Wharton School of Business from the University of Pennsylvania in 1985.


         Joseph F. Mazzella has been Secretary and a Director of the Company since inception. Since 1985, Mr. Mazzella has been a partner at the law firm of Lane Altman & Owens LLP in Boston, Massachusetts. Prior to joining Lane Altman & Owens LLP in 1980, Mr. Mazzella was an attorney with the Securities and Exchange Commission. Mr. Mazzella serves as a Director and Chairman of the Compensation Committee of Alliant Techsystems Inc., a NYSE listed company. Mr. Mazzella received a B.S. degree from the College of the City of New York in 1974 and received his law degree from Rutgers University School of Law in 1977.

MANAGEMENT REMUNERATION

         No director or officer of Paragon has received any cash compensation from the Company since its inception for services rendered. Prior to the consummation of a Business Combination, none of the Company's officers or directors will receive any compensation except that the Company may reimburse such officers or directors for any out-of-pocket expenses incurred in connection with activities on behalf of the Company. None of the Company's officers or directors will receive any consulting or finder's fees or other compensation in connection with introducing the Company to, or evaluating, a Target Business or consummating a Business Combination. A law firm of which Joseph F. Mazzella, a director of Paragon, is a partner has performed services in connection the Distribution and may do so in connection with a Business Combination. Paragon has no plan, agreement, or understanding, express or implied, with any officer, director, or promoter, or their affiliates or associates, regarding the issuance to such persons of any authorized and unissued Share of Paragon,





                                       27




and Paragon is unaware of any circumstance under which Shares would be issued to such persons. There is no understanding between Paragon and any of its present stockholders regarding the sale of a portion or all of the Shares currently held by them in connection with any future participation by Paragon in a business. There are no other plans, understandings, or arrangements whereby any of Paragon's officers, directors, principal stockholders, or promoters, or any of their affiliates or associates, would receive funds, stock or other assets in connection with Paragon's participation in a business. No advances have been made or contemplated by Paragon to any of its officers, directors, principal stockholders, or promoters, or any of their affiliates or associates.


ADVISORS AND FINDERS FEES

         There are no current plans to engage a finder or consultant to identify a Target Business. If such advisors, were used however, compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of Paragon), or any combination of these or other compensation arrangements. Consequently, Paragon is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds of this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by Paragon to acquire a business. The board of directors has not accepted any policies regarding the use of advisors, their identities or possible compensation, including any policy prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation to any person who has served as an officer or director of Paragon prior to the acquisition.

CONFLICTS OF INTEREST

         Each of the officers and directors of Paragon has other professional and business interests to which he devotes his primary attentions.

         Paragon has no arrangement, understanding, or intention to enter into any transaction or participate in any business venture with any officer, director, or principal stockholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise.

         In connection with Paragon's acquisition of a business, Paragon's present stockholders, including officers and directors, may, as a negotiated element of the acquisition, sell a portion or all of the Shares held by them at a significant premium over their original investment. A conflict of interest is inherent in this situation since Paragon's officers and directors will be negotiating for the acquisition on behalf of Paragon and for sale of their Shares for their own respective accounts. Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise.

         A conflict of interest may arise between management's personal pecuniary interests and its fiduciary duty to the stockholders of Paragon.
Investors should note that the present stockholders of Paragon will own approximately 85% of Paragon after the Distribution is completed and would therefore have continuing control of the company. Further, management's interest in their own pecuniary benefits may at some point compromise their fiduciary duty to Paragon's stockholders. No proceeds from this offering will be used to purchase directly or indirectly any shares of the Common stock owned by management or any present stockholder, director or promoter. See "Management".

OTHER BLANK CHECK COMPANIES

         Management has not been and is not involved with any blank check companies other than Paragon and currently does not expect to organize, purchase or otherwise promote any other companies with a structure and purposes similar to Paragon's, if at all, until after Paragon identifies a Target Business with which it seeks to effect a Business Combination. In the event Management's intention changes, or they otherwise become




                                       28




affiliated with a blank check company, then conflicts of interest may arise regarding competing searches for Business Combinations.


                             PRINCIPAL STOCKHOLDERS


         As of the date of this Prospectus, PAR Holding and St. Lawrence are the only shareholders of the Company. The following table sets forth information on February___, 1997 and as adjusted to reflect the Distribution of Shares based on information obtained from the persons named below, with respect to beneficial ownership of Shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and (iii) all executive officers and directors as a group:


                                                                    Percentage of Outstanding
                                            Amount and              Shares of Common Stock(1)
                                            Nature of            ---------------------------------
                                            Beneficial               Before            After
         Name and Address                   Ownership            Distribution      Distribution(1)
         ----------------                   ---------            ------------      ---------------

PAR Holding Company, LLC                     2,900,000                 85%               85%
277 Park Avenue
New York, NY 10017

St. Lawrence Seaway Corporation                514,191                 15%                 0
520 N. Meridian Street
Suite 818
Indianapolis, IN 46204

Mitchell A. Kuflik(2)                        2,900,000(3)              85%               85%

Peter A. Hochfelder(2)                       2,900,000(3)              85%               85%

Robert J. Sobel(2)                           2,900,000(3)              85%               85%

All executive officers and
directors as a group                         2,900,000                 85%               85%
(3 persons)

(1) The effect of the exercise of Subscription Rights will be reflected in a post-effective amendment.

(2) Each of the individuals listed has an address in care of Paragon.

(3) Ownership by Messrs. Kuflik, Hochfelder and Sobel is indirect as a result of their membership interest in PAR Holding, LLC. Messrs. Kuflik, Hochfelder and Sobel disclaim individual beneficial ownership of any Common Stock of Paragon.

Certain Transactions


         In June 1996, Paragon issued 2,900,000 shares of its Common Stock, $.01 par value, to PAR Holding for a purchase price of $150,000, consisting of $75,000 in cash and a Promissory Note for $75,000 originally due on July 31, 1996. Such Promissory Note was subsequently modified to provide for payment on demand of Paragon, in whole or in part, in amounts to pay expenses associated with the Distribution. The Promissory Note was paid in full on December 27, 1996 1996. In February, 1997, Paragon issued 514,191 Shares of its Common Stock, $.01 par value, to St. Lawrence for a purchase price of $5,141 in cash.







                                       29




                          DESCRIPTION OF CAPITAL STOCK


         Paragon was organized as a Delaware corporation on June 19, 1996 with original authorization to issue up to 100,000 shares of Common Stock and 1,000,000,000 shares of Preferred Stock. In order to reduce certain annual state filing fees, in June, 1996 Paragon's authorized capital was reduced to 20,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The following statements relating to the capital stock of Paragon are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation (the "Certificate") and the By-laws of Paragon, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.


COMMON STOCK

         Holders of Common Stock will be entitled to one vote per share with respect to all matters required by law to be submitted to holders of Common Stock. The Common Stock will not have cumulative voting rights. The Certificate provides that any action required to be taken or that may be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

         Subject to the prior rights of holders of Preferred Stock, if any, holders of the Common Stock will be entitled to receive such dividends as may be lawfully declared by the Board of Directors of Paragon. See "Dividend Policy." Upon any dissolution, liquidation or winding up of Paragon, whether voluntary or involuntary, holders of the Common Stock are entitled to share ratably in all assets remaining after the liquidation payments have been made on all outstanding shares of Preferred Stock, if any.

         Upon the Distribution, the shares of the Common Stock offered hereby will be fully paid and nonassessable. The Common Stock will not have any preemptive, subscription or conversion rights (except for the Subscription Rights defined herein). Under Paragon's Certificate, the Board of Directors of Paragon has the authority to issue additional shares of Common Stock. Paragon believes that the Board's ability to issue additional shares of Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Common Stock will be available for issuance without further action by Paragon's stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or system on which the Common Stock may then be listed. The Board's ability to issue additional shares of Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

SUBSCRIPTION RIGHTS


         Paragon will issue and distribute one non-transferrable Subscription Right for each share of Common Stock to be distributed to stockholders of St. Lawrence pursuant to the Distribution. Until a Subscription Right is exercised pursuant to the terms of the Distribution, the holder thereof, as such, will have no rights as a stockholder of Paragon, including the right to vote or receive dividends. Each Subscription Right entitles the holder thereof to subscribe for and purchase from Paragon two (2) authorized but heretofore unissued shares of Paragon's common stock for each Subscription Right held. The Subscription Rights will be evidenced by Subscription Forms. Stockholders who fully exercise their Subscription Rights will be entitled to the additional privilege of subscribing, subject to certain limitations and subject to allocation or increase, for any Shares not acquired by exercise of Subscription Rights (the "Over-Subscription Privilege"). No fractional Subscription Rights will be issued and no fractional shares will be issued upon exercise of Subscription Rights. Subscription Rights are non-transferable and will not be admitted for trading or quotation on any exchange and therefore may not be purchased or sold. Subscription Rights must be exercised within the Subscription Period or they will expire at the end of such period. Only persons who are stockholders of Paragon on the Record Date may hold Subscription Rights.






                                       30




PREFERRED STOCK

         Paragon is authorized to issue up to 1,000,000 shares of Preferred Stock without further stockholder approval. The shares of Preferred Stock may be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by the Board of Directors. Among the specific matters that may be determined by the Board of Directors are dividend rights, if any, redemption rights, if any, the terms of a sinking or purchase fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Paragon, conversion rights, if any, and voting powers, if any.

         The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Paragon, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. Paragon has no present plans to issue any Preferred Stock.

DIVIDENDS

         Paragon does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon Paragon's revenues and earnings, if any, capital requirements and governmental financial conditions subsequent to the consummation of a Business Combination. The payment of dividends subsequent to a Business Combination will be within the discretion of Paragon's then Board of Directors. Paragon presently intends to retain all earnings, if any, for use in Paragon's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.


                                  LEGAL MATTERS

         The legality of the securities being registered by this Registration Statement is being passed upon by Lane Altman & Owens LLP, of which Joseph F. Mazzella, a Director of the Company is a partner.


                                     EXPERTS

         The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.




                                       31




                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                  JUNE 30, 1996

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

Report of Independent Certified Public Accountants........................  F-2

Financial Statements:
Balance Sheets............................................................  F-3
Statements of Operations..................................................  F-4
Statements of Stockholders' Equity........................................  F-5
Statements of Cash Flows..................................................  F-6
Notes to Financial Statements......................................... F-7, F-8





                                       F-1




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Paragon Acquisition Company, Inc.
New York, NY

         We have audited the accompanying balance sheet of Paragon Acquisition Company, Inc. (a corporation in the development stage) as of June 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from June 19, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paragon Acquisition Company at June 30, 1996, and the results of its operations and its cash flows for the period from June 19, 1996 (inception) to June 30, 1996 in conformity with generally accepted accounting principles.


                                                     BDO Seidman, LLP

New York, New York
July 1, 1996





                                       F-2






                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)


                                  BALANCE SHEETS

                                     ASSETS


                                                                        June 30,   September 30,
                                                                         1996           1996
                                                                       (audited)    (unaudited)
                                                                        -------      ---------
Current Assets - Cash................................................   $75,000        36,707
                                                                        -------        ------
Deferred registration costs..........................................    20,000        54,151
                                                                         ------        ------
                                                                        $95,000       $90,858
                                                                        =======       =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities - Accounts payable and accrued expenses..........   $25,000       $22,000
                                                                        -------       -------
Commitment (Note 4)
Stockholders' equity (Notes 2, 5 and 6):
      Preferred stock, $.01 par value shares - authorized 10,000,000;
        none issued     .............................................      -
      Common stock, $.01 par value shares - authorized 20,000,000:
         outstanding 2,900,000.......................................    29,000        29,000
      Subscription receivable........................................   (75,000)      (75,000)
      Additional paid-in capital.....................................   121,000       121,000
      Deficit accumulated during the development stage...............    (5,000)       (6,142)
                                                                        -------       -------
      Total stockholders' equity.....................................   $70,000       $68,858
                                                                        -------       -------
           Total Liabilities and Stockholders' Equity                   $95,000       $90,858
                                                                        =======       =======


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       F-3





                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)


                             STATEMENTS OF OPERATIONS


                                                                     Period from     Three months       Period from
                                                                    June 19, 1996       ended           June 19,1996
                                                                   (inception) to    September 30,     (inception) to
                                                                    June 30,1996         1996           September 30,
                                                                      (audited)       (unaudited)     1996 (unaudited)
                                                                      ---------        ---------         ---------
General and administrative expenses.............................         $5,000           $1,142            $6,142


Net loss for the period.........................................         $5,000           $1,142            $6,142
                                                                      =========        =========         =========

Net Loss per Share..............................................         ($0.00)          ($0.00)
                                                                      ---------        ---------

Weighted average Common Shares outstanding.......................     2,900,000        2,900,000
                                                                      =========        =========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       F-4




                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM JUNE 19, 1996 (INCEPTION) TO SEPTEMBER 30, 1996

                                                                                        DEFICIT
                                                                                       ACCUMULATED
                                     COMMON STOCK                       ADDITIONAL    DURING THE        TOTAL
                                    ----------------     SUBSCRIPTION    PAID-IN      DEVELOPMENT    STOCKHOLDERS'
                                    SHARES     AMOUNT      RECEIVABLE    CAPITAL         STAGE         EQUITY
                                    ------     ------      ----------    -------         -----         ------

Issuance of founders' shares....   2,900,000   $29,000    ($75,000)     $121,000          -            $75,000
Net loss for the period.........        -        -           -             -           ($5,000)         (5.000)
                                   ---------   -------    --------      --------       -------         -------
Balance June 30, 1996...........   2,900,000   $29,000    ($75,000)     $121,000       ($5,000)        $70,000
Net loss for the period (unaudited)     -        -           -             -           ($1,142)        ($1,142)
                                   ---------   -------    --------      --------       -------         -------
Balance September 30, 1996
 (unaudited)                       2,900,000   $29,000    ($75,000)     $121,000       ($6,142)        $68,858
                                   =========   =======    ========      ========       ========        =======

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       F-5







                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS


                                                           Period from                          Period from
                                                          June 19, 1996     Three Months       June 19, 1996
                                                         (inception) to        ended          (inception) to
                                                          June 30, 1996   September 30, 1996  September 30, 1996
                                                            (audited)        (unaudited)        (unaudited)
                                                            ---------        -----------        -----------
Cash flows from operating activities:
Net loss............................................       $  (5,000)        $  (1,142)         $  (6,142)

Adjustments to reconcile net loss to net cash
 used in operating activities
     Increase (decrease) in accrued expenses               $   5,000         $  (5,000)            ---
                                                           ---------         ---------          ---------
     Net cash used in operating
       activities...................................             -0-         $  (6,142)         $  (6,142)
                                                           ---------         ---------          ---------


Cash flows from financing activities:
     Proceeds from sale of common stock to
     founding stockholders..........................          75,000            ----            $  75,000

     Deferred registration costs....................              -          $ (32,151)         $ (32,151)
                                                           ---------         ---------          ---------

Net cash provided by (used in)
  financing activities..............................          75,000         $ (32,151)         $  42,849
                                                           ---------         ---------          ---------

     Net increase (decrease) in cash                          75,000         $ (38,293)         $  36,707
Cash, beginning of period...........................             -0-         $  75,000             ----
                                                           ---------         ---------          ---------
Cash, end of period.................................         $75,000         $  36,707          $  36,707
                                                           =========         =========          =========



                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         - The Company received a note for subscribed Common Stock amounting to $75,000, which is a non-cash financing activity.


         - The Company incurred $20,000 during the period ended June 30, 1996 and $22,000 during the period ended September 30, 1996 in deferred registration costs (and related accounts payable) which are non-cash financing activities.



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                                       F-6





                        PARAGON ACQUISITION COMPANY, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

         1.       Summary of Significant Accounting Policies.

                  Income Taxes

         The Company follows Statement of Financial Accounting Standards No. 109 ("FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company has net operating loss carry forwards of approximately $5,000 available to reduce any future income taxes. The tax benefit of these losses, approximately $2,000 has been offset by a valuation allowance due to the uncertainty of its realization.

                  Deferred Registration Costs

         As of June 30, 1996, the Company has incurred deferred registration costs of $20,000 relating to expenses incurred in connection with the Proposed Distribution (see Note 2). Upon consummation of this Proposed Distribution, the deferred registration costs will be charged to equity. Should the Proposed
Distribution prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

                  Net Loss Per Share

         Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

                  Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Interim Financial Information


         The  financial  statements  as of September  30, 1996 and for the three months ended September 30, 1996, are unaudited but include all adjustments (consisting of normal recurring adjustments) that the Company considers necessary for a fair presentation of its financial position, results of operations and cash flows for the interim period. Results for the interim period ended September 30, 1996 are not necessarily indicative of results for the entire year.


         2. Organization and Business Operations. Paragon Acquisition Company, Inc. (the "Company") was incorporated in Delaware on June 19, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination the "Business Combination") with an operating business (the "Target Business"). At June 30, 1996, the Company had not yet commenced any formal business operations and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.



                                       F-7




         The Company's ability to commence operations is contingent upon its ability to identify a prospective Target Business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof. The Company intends to obtain adequate financial resources through the registration of a distribution of shares of its Common Stock and Subscription Rights to its shareholders the ("Proposed Distribution"). The Subscription Rights will entitle the holder to purchase two
(2) shares of Common Stock of the Company for each Subscription Right held for a purchase price to be determined by the Company's Board of Directors at the time a Business Combination is identified, such price to be not more than $2.00 per Subscription Right.

         Subscription Rights will not be exercisable until after a Post-Effective Amendment to the Form S-1 Registration Statement to be filed by the Company with the Securities and Exchange Commission describes a Business Combination, establishes the Subscription Price and the number of Subscription Rights which may be exercised in such Subscription Period and specifies the Subscription Period established by the Company. The Shares to be distributed to the shareholders, the Subscription Rights and any Shares issuable upon exercise of Subscription Rights will be held in escrow and may not be sold or transferred until the Company has consummated a Business Combination. After the Business Combination is consummated, the Shares will be released from escrow.

         Due to the terms of the Proposed Distribution, the Company has not established a time period within which to exercise the Subscription Rights as such exercise is dependent upon the identification of a Target Business. The Company anticipates that, due to the time constraints imposed on the management of the Company, it is not possible to predict the length of the identification process.

         3. Proposed Distributions. The Proposed Distributions call for the Company to register the 514,191 shares of Common Stock being distributed to the stockholders of St. Lawrence Seaway Corporation (a public corporation who will distribute the stock to its shareholders) and 6,828,382 shares of Common Stock for issuance upon the exercise of the Subscription Rights. The Subscription Price will be established by the Board of Directors and will be no more than $2.00 per Subscription Right.

         4. Commitment. The Company presently occupies office space provided by a stockholder. Such stockholder has agreed that, until the acquisition of a Target Business by the Company, it will make such office space, as well as certain office and secretarial service, available to the Company, as may be required by the Company from time to time at no charge.

         5. Preferred Stock. The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

         6. Common Stock. On June 25, 1996 the company issued 2,900,000 shares of Common Stock, par value $.01 per share, to PAR Holding Co., LLC for a consideration of $75,000 in cash and a promissory note of $75,000 due July 31, 1996 (aggregate of $150,000). The promissory note was amended to a demand note during July 1996. The Company intends to issue a further 514,191 shares of Common Stock, par value $.01 per share, to St. Lawrence Seaway Corporation for a total consideration of $5,141.


                                       F-8




================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                            ------------------------

                                TABLE OF CONTENTS


               Prospectus Summary.............................1
               The Company....................................7
               Risk Factors...................................9
               The Distribution...............................16
               Proposed Business..............................20
               Use of Proceeds................................24
               Dilution.......................................25
               Management's Discussion and Analysis of
                  Financial Condition and Results of
                  Operations..................................26
               Management.....................................27
               Principal Stockholders.........................29
               Certain Transactions...........................29
               Description of Capital Stock...................30
               Legal Matters..................................31
               Experts........................................31
               Index to Financial Statements..................F-1


   Until 90 days after the release of the registered securities from the Escrow Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                        PARAGON ACQUISITION COMPANY, INC.


                                514,191 Shares of
                                Common Stock and
                             Subscription Rights to
                            Purchase 6,828,382 shares
                                 of Common Stock








                                  -------------

                                   PROSPECTUS

                                  -------------









                               February ___, 1997








================================================================================








                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

         Filing Fee - Securities and Exchange Commission             $ 2,363.47
         Fees and Expenses of Accountants                              5,000.00
         Fees and Expenses of Counsel                                 50,000.00
         Blue Sky Fees and Expenses                                   10,000.00
         Printing and Engraving Expenses                              15,000.00
         Transfer and Escrow Agent Fees                                5,000.00
         Miscellaneous Expenses                                        5,000.00
                                                                     ----------

                  Total                                              $92,363.47
                                                                     ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Paragon is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Eighth of the Certificate of Incorporation and Article VII, Section 7.7 of the By-laws of Paragon provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of Paragon, filed as Exhibit 3.1 hereto and the Certificate of Amendment of the Certificate of Incorporation, filed as Exhibit 3.1(i)(a) hereto.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of Paragon's Certificate of Incorporation contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


         On June 25, 1996, Paragon issued 2,900,000 shares of Common Stock par value $.01 per share to PAR Holding Company, LLC, a Delaware limited liability company, for a consideration of $75,000 in cash and a $75,000 promissory note in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. On December 27, 1996, Par Holding Company paid the outstanding amount of the promissory note. Immediately prior to effectiveness of this Registration Statement, it is expected that Paragon will issue 514,191 shares of Common Stock, par value $.01 per share to The St. Lawrence Seaway Corporation, an Indiana corporation ("St. Lawrence") for a total consideration of $5,141. Such Shares will be distributed to St. Lawrence stockholders pursuant to this Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)          Exhibits


3.1(i)       Certificate of Incorporation of the Company*

3.1(i)(a)    Certificate of Amendment of Certificate of Incorporation*

3.1(ii)      By-Laws of the Company (includes description of Common Stock)*

4.1          Form of Common Stock Certificate (included in Exhibit 3.2)*

4.2          Form of Subscription Form*

5.           Opinion of Lane Altman & Owens LLP+

10.1         Form of Escrow Agreement*

10.2         Form of Subscription Agency Agreement*

10.3         Form of Blue Sky Lock-Up Letter to St. Lawrence Stockholders+

10.4         Form of Blue Sky Lock-Up Escrow Agreement+

24.1         Consent of BDO Seidman, LLP*

24.2         Consent of Lane Altman & Owens, LLP (to be included in Exhibit 5)

25.          Power of Attorney (included at page II-4)

27.          Financial Data Schedule*

99.1         Promissory Note*

99.2         Subscription Agreement*

99.2(i)      Amendment to Subscription Agreement*


--------------

* As previously filed
+ Filed herewith.

(b) The following financial statement schedules are included in this Registration Statement.

         None.

ITEM 17.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                           (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on the 24th day of January, 1997.

                                           Paragon Acquisition Company, Inc.


                                           By:/s/ Mitchell A. Kuflik
                                              -------------------------------
                                              Mitchell A. Kuflik, President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Sobel, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could be in person, hereby ratifying and confirmation all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Mitchell A. Kuflik        President, Assistant Secretary    January 24, 1997
---------------------------   and Director
Mitchell A. Kuflik

/s/ Peter A. Hochfelder       Vice President, Treasurer and     January 24, 1997
---------------------------   Director
Peter A. Hochfelder

/s/ Robert J. Sobel           Vice President and Director       January 24, 1997
---------------------------
Robert J. Sobel

/s/ Joseph F. Mazzella        Secretary and Director            January 24, 1997
---------------------------
Joseph F. Mazzella

                                  EXHIBIT INDEX


3.1(i)       Certificate of Incorporation of the Company*

3.1(i)(a)    Certificate of Amendment of Certificate of Incorporation*

3.1(ii)      By-Laws of the Company (includes description of Common Stock)*

4.1          Form of Common Stock Certificate (included in Exhibit 3.2)*

4.2          Form of Subscription Form*

5.           Opinion of Lane Altman & Owens LLP+

10.1         Form of Escrow Agreement*

10.2         Form of Subscription Agency Agreement*

10.3         Form of Blue Sky Lock-Up Letter to St. Lawrence Stockholders+

10.4         Form of Blue Sky Lock-Up Escrow Agreement+

24.1         Consent of BDO Seidman, LLP*

24.2         Consent of Lane Altman & Owens, LLP (to be included in Exhibit 5)

25.          Power of Attorney (included at page II-4)

27.          Financial Data Schedule*

99.1         Promissory Note*

99.2         Subscription Agreement*

99.2(i)      Amendment to Subscription Agreement*


--------------

* As previously filed
+ Filed herewith.